The Clorox Company

Supplemental Information – Volume Growth

Reportable Segment	% Change vs. Prior Year
	FY10 (2)					FY11 (2)				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Cleaning	6%	9%	3%	-2%	4%	1%	-6%	4%	0%	Q3 increase primarily driven by higher shipments of disinfecting products to institutional customers and higher shipments of several Home Care products.
Household	-7%	0%	4%	1%	-1%	-9%	-1%	-3%	-4%	Q3 decrease primarily driven by lower shipments of Glad® trash bags and food-storage products.
Lifestyle (1)	4%	12%	8%	10%	8%	1%	3%	3%	2%	Q3 increase primarily due to higher shipments of Burt’s Bees® natural personal care products and Hidden Valley® salad dressings.
International (1)	3%	1%	1%	0%	1%	-2%	3%	0%	0%	Q3 volume change includes higher shipments of Clorox® disinfecting wipes in Canada, offset by lower shipments in Latin America.
Total Company	1%	5%	3%	1%	3%	-2%	-2%	1%	-1%

Supplemental Information – Sales Growth

Reportable Segment	% Change vs. Prior Year
	FY10 (2)					FY11 (2)				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Cleaning	5%	3%	-2%	-4%	0%	-1%	-6%	3%	-2%	Q3 variance between changes in volume and sales due to incremental customer pickup allowances.
Household	-11%	-6%	0%	0%	-4%	-7%	-4%	-3%	-5%	Q3 change in sales includes unfavorable product mix and incremental customer pickup allowances, offset by lower trade promotion spending and the benefit of price increases.
Lifestyle (1)	3%	10%	5%	7%	6%	1%	3%	0%	1%	Q3 variance between changes in volume and sales driven by unfavorable product mix and increased trade promotion spending to support innovation.
International (1)	4%	22%	7%	2%	9%	-2%	-1%	8%	1%	Q3 variance between changes in volume and sales was due to the benefit of price increases and favorable foreign currency exchange rates.
Total Company	-1%	5%	1%	0%	1%	-3%	-3%	1%	-1%

(1)	Lifestyle includes results of the worldwide Burt’s Bees business. International includes Canadian results.
(2)	Volume growth and sale growth percentage changes for the Cleaning and International reportable segments and Total Company reflect the reclassification of the Auto Care businesses to discontinued operations in Q1 fiscal 2011 for sales through November 4th of fiscal year 2011.

The Clorox Company

Earnings (Losses) from Continuing Operations Before Interest and Taxes (EBIT), Earnings (Losses) from Continuing Operations Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)

Reconciliation schedule of earnings (loss) from continuing operations before income taxes to EBIT and EBITDA

Dollars in millions and percentages based on rounded numbers

	FY 2010					FY 2011
	Q1 9/30/09	Q2 12/31/09	Q3 3/31/10	Q4 6/30/10	FY 6/30/10	Q1 9/30/10	Q2 12/31/10	Q3 3/31/11
Earnings (losses) from continuing
operations before income taxes	$217	$137	$209	$242	$805	$202	$(112)	$219
Goodwill impairment (2)	-	-	-	-	-	-	258	-
Interest income	(1)	(1)	-	(1)	(3)	(1)	(1)	-
Interest expense	36	37	34	32	139	32	33	29
EBIT (3)	252	173	243	273	941	233	178	248
EBIT margin (3)	19.3%	14.2%	18.9%	19.1%	18.0%	18.4%	15.1%	19.0%
Depreciation and amortization	48	46	44	45	183	45	43	42
EBITDA (4)	$300	$219	$287	$318	$1,124	$278	$221	$290
EBITDA margin (4)	23.0%	18.0%	22.3%	22.3%	21.5%	22.0%	18.7%	22.2%
Net sales	$1,303	$1,215	$1,287	$1,429	$5,234	$1,266	$1,179	$1,304

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.

Note: The Company calculates EBITDA for compliance with its debt covenants using net earnings.

(2)	The goodwill impairment represents a $258 million noncash charge recognized in Q2 fiscal 2011 to adjust the carrying value of the goodwill related to the acquisition of Burt’s Bees to estimated fair value.

(3)	EBIT (a non-GAAP measure) represents earnings (losses) from continuing operations before income taxes (a GAAP measure), excluding goodwill impairment, interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.

(4)	EBITDA (a non-GAAP measure) represents earnings (losses) from continuing operations before income taxes (a GAAP measure), excluding goodwill impairment, interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of March 31, 2011

Working Capital Update

Note: As a result of the Auto Businesses’ related assets (primarily inventory) being classified to assets held for sale in Q1 FY11, fiscal 2010 assets have been reclassified to assets held for sale.

	Q3
	FY 2011 ($ millions)	FY 2010 ($ millions)	Change ($ millions)	Days (5) FY 2011	Days (5) FY 2010	Change
Receivables, net	$499	$550	-$51	32	34	-2 days
Inventories, net	$435	$390	+$45	52	48	+4 days
Accounts payable (1)	$360	$341	+$19	41	40	+1 days
Accrued liabilities	$452	$475	-$23
Total WC (2)	$162	$175	-$13
Total WC % net sales (3)	3.1%	3.4%
Average WC (2)	$127	$159	-$32
Average WC % net sales (4)	2.4%	3.1%

  Receivables decreased primarily due to the sale of the Auto Businesses in Q2 FY11.
  Inventories increased primarily due to inventory builds for new product launches and the impact of increases in certain commodity costs.
  Accounts payable increased mainly due to the impact of increases in certain commodity costs and an increase in capital spending versus the year-ago period.
Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended March 31, 2011

Capital expenditures for the third quarter were $70 million versus $33 million in the year-ago quarter

Depreciation and amortization for the third quarter was $42 million versus $44 million in the year-ago quarter

Cash provided by continuing operations

Cash provided by continuing operations increased to $217 million from $210 million in the year-ago quarter. The year-over-year increase was primarily due to favorable changes in working capital.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY10					FY11
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Cost Savings	+170	+160	+170	+220	+180	+200	+180	+180
Price Changes	+170	+80	+60	+60	+90	+80	+100	+60
Market Movement (commodities)	+240	+300	-120	-260	+30	-180	-150	-150
Manufacturing & Logistics (1)	-40	-80	0	-30	-30	0	-80	-100
Customer pick-up allowance	0	0	0	0	0	+20	+20	+30
All other (2)	-90	-70	-120	-90	-90	-160	-250	-70
Impact of Auto Businesses sale adjustment (3)	-40	-40	-60	-50	-50	--	--	--

Change vs prior year	+410	+350	-70	-150	+130	-40	-180	-50
Memo: Gross Margin (%)	44.7%	43.5%	44.6%	44.3%	44.3%	44.3%	41.7%	44.1%

(1)	“Manufacturing & logistics” includes the change in the cost of diesel fuel.
(2)
“All other” includes all other drivers of gross margin change. Examples of drivers included: volume change, product mix, trade and consumer spending, restructuring and acquisition-related costs, foreign currency, etc. If a driver included in all other is deemed to be material in a given period, it will be disclosed as part of the company’s earnings release.

(3)
Fiscal 2010 gross margin changes reflect the reclassification of the Auto Businesses to discontinued operations in Q1 Fiscal 2011. Fiscal 2009 gross margins have not been adjusted for the sale of the Auto Businesses. Fiscal 2010 gross margin drivers have not changed and any differences to gross margin based on this reclassification are reflected here.

The Clorox Company Updated: 5-3-11

U.S. Pricing Actions from CY2008 - CY2011

Brand / Product	Average Price Change	Effective Date
Home Care
Pine-Sol® cleaners	+13%	May 2008
Clorox Clean-Up® cleaners	+8%	August 2008
Formula 409® , Tilex® , and Clorox® Disinfecting Bathroom cleaners	+12%	August 2008
Liquid-Plumr® products	+9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	+8 to +13%	August 2008
Green Works® cleaners	-7 to -21%	May 2010
Laundry
Clorox® liquid bleach	+10%	August 2008
Green Works® liquid detergent	approx. -30%	May 2010
Glad
Glad® trash bags (rescinded May 2009)	+7%	February 2008
GladWare® disposable containers (rescinded April 2009)	+7%	February 2008
Glad® trash bags (rescinded December 2008)	+10%	October 2008
Glad® trash bags	-10%	December 2008
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Litter
Cat litter	+7 to +8%	August 2008
Cat litter	-8 to -9%	March 2010
Food
Hidden Valley Ranch® salad dressing	+7%	August 2008
Charcoal
Charcoal	+6%	January 2008
Charcoal and lighter fluid	+7 to +16%	January 2009

Notes:
•    Individual SKUs vary within the range.
•    This communication reflects pricing actions on primary items.